                                                                    EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

                               [ATARI LETTERHEAD]

                                                 Contact:   Ryan Barr
                                                            Atari, Inc
                                                            212-726-6996
                                                            Ryan.Barr@atari.com


                  ATARI SECURES NEW $50 MILLION CREDIT FACILITY

                - COMPANY TO ANNOUNCE FISCAL 2005 FOURTH QUARTER
                         AND YEAR-END RESULTS JUNE 14 -


NEW YORK - MAY 13, 2005 - ATARI, INC. (NASDAQ: ATAR), a leader in interactive entertainment, today announced that it has entered into a new secured revolving credit facility with the asset-based lending unit of HSBC Bank USA, N.A., which provides up to $50 million of credit availability based upon accounts receivables and inventory.

The Company expects that the HSBC facility will provide funding for its current and reasonably foreseeable capital requirements as it relates to working capital needs in the ordinary course of business. The new facility replaces the Company's previous GECC facility which had no outstanding borrowings as of the closing date and terminated by its terms on May 12, 2005.

"We are extremely pleased with the support that the HSBC facility provides us," stated Jim Caparro, President and Chief Executive Officer. "We believe this facility provides us with financial flexibility necessary to support our operations as we continue executing on our transition strategy during fiscal 2006."

The Company also announced it will report financial results for the fiscal 2005 fourth quarter and year ended March 31, 2005, on Tuesday, June 14, 2005, after the close of regular trading.

Following the earnings release on Tuesday, June 14, Atari will host a teleconference with a simultaneous webcast at 4:45 p.m. Eastern Time to discuss the Company's quarterly and year-end results. Participating on the call will be Jim Caparro, President and CEO; Diane Baker, Executive Vice President and CFO; Jodi Scheurenbrand, Senior Vice President of Finance/Controller; and Ryan Barr, Director of Investor Relations. To access the teleconference, please dial 1-888-396-2298 (domestic) or 1-617-847-8708 (international), access code 77217479, 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.atari.com). To listen to the live webcast, please go to the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company's Web site or by dialing 1- 888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 33235182, beginning approximately one hour after the conclusion of the call and available through June 19, 2005.


                                    - more -

ABOUT ATARI

New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining games such as DRIV3R(TM), Enter the Matrix(TM), Neverwinter Nights(TM), Stuntman(TM), Test Drive(R), Unreal(R) Tournament 2004, and Unreal(R) Championship; and mass-market and children's games such as Backyard Sports(TM), Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), Dragon Ball Z(R) and RollerCoaster Tycoon(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext - ISIN:
FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.

SAFE HARBOR STATEMENT

With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy and Target; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; delays in product development and related product release schedules; maintaining relationships with leading independent video game software developers; adapting to the rapidly changing industry technology, including new console technology; maintaining or acquiring licenses to intellectual property; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2004 and our quarterly reports on Form 10-Q.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                                      # # #